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                         OFFER TO PURCHASE FOR CASH BY

                      STATE FINANCIAL SERVICES CORPORATION

                     OF UP TO 700,000 SHARES OF COMMON STOCK
                  (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                       EACH AT A PURCHASE PRICE NOT GREATER THAN $16.50
                         NOR LESS THAN $14.00 PER SHARE

OUR OFFER, THE PRORATION PERIOD AND YOUR RIGHT TO WITHDRAW WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME) ON FRIDAY, DECEMBER 6, 2002, UNLESS OUR OFFER IS EXTENDED.


To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated November 1, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer") in connection with the Offer by State Financial Services Corporation, a Wisconsin corporation (the "Company"), to purchase up to 700,000 outstanding shares (or such lesser number of shares as are validly tendered and not withdrawn) of its common stock, par value $0.10 per share (the "Shares"), including the associated preferred share purchase rights, at prices not greater than $16.50 nor less than $14.00 per Share in cash, without interest, as specified by tendering shareholders, upon the terms and subject to the conditions set forth in the Offer. All shares tendered and purchased will include the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of July 27, 1999, between State Financial Services Corporation and American Stock Transfer & Trust Company, as rights agent, and, unless the context otherwise requires, all references to Shares include the associated preferred share purchase rights.

     The Company will determine the single per Share price, not greater than $16.50 nor less than $14.00 per Share, net to the seller in cash, without interest ("Purchase Price") that it will pay for Shares validly tendered pursuant to the Offer and not properly withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price that will allow it to buy 700,000 shares (or such lesser number of Shares as are validly tendered at prices not greater than $16.50 nor less than $14.00 per Share). All Shares validly tendered at prices at or below the Purchase Price and not properly withdrawn on or prior to the Expiration Date will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration, conditional tender and odd lots provisions. See Section 1 of the Offer to Purchase. The Company reserves the right, in its sole discretion, to purchase more than 700,000 Shares pursuant to the Offer. See Sections 1 and 16 of the Offer to Purchase.

     If the number of Shares validly tendered and not properly withdrawn on or prior to the Expiration Date is less than or equal to 700,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the offer, purchase at the Purchase Price all Shares so tendered.

     Upon the terms and subject to the conditions of the Offer, if, at the expiration of the Offer, more than 700,000 Shares are validly tendered at or below the Purchase Price and not properly withdrawn on or prior to the Expiration Date, the Company will buy Shares (i) first from shareholders who owned beneficially as of the close of business on November 1, 2002 and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares who properly tender all their Shares at or below the Purchase Price; (ii) second, all Shares conditionally tendered, for which the condition was satisfied, and all other Shares tendered unconditionally, in each case at prices at or below the Purchase Price, on a pro rata basis, from all other shareholders who properly tender their Shares at prices at or below the Purchase Price (and do not properly withdraw them on or prior to the Expiration Date); and (iii) third, if necessary, Shares conditionally tendered, for which the condition was not

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satisfied, at prices at or below the Purchase Price selected by random lot. See
Sections 1, 3 and 6 of the Offer to Purchase. If any shareholder tenders all of his or her Shares and wishes to avoid proration or to limit the extent to which only a portion of such Shares may be purchased because of the proration provisions, the shareholder may tender Shares subject to the condition that a specified minimum number of Shares or none of such Shares be purchased. See
Section 6 of the Offer to Purchase. All Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date.

     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE
IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     We call your attention to the following:

         1. You may tender all or a portion of your Shares at prices not greater than $16.50 nor less than $14.00 per Share as indicated in the attached Instruction Form, net to you in cash, without interest. If you do not wish to specify a Purchase Price, you may indicate that you have tendered your Shares at the Purchase Price (not greater than $16.50 nor less than $14.00 per Share) as determined by the Company in accordance with the terms of the Offer.

         2. This Offer is not conditioned on any minimum number of Shares being tendered pursuant to the Offer. The Offer is, however, subject to certain other conditions as set forth in the Offer to Purchase.

         3. You should consult with your broker regarding the possibility of designating the priority in which your Shares will be purchased in the event of proration.

         4. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Friday, December 6, 2002, unless the Company extends the Offer.

         5. Tendering shareholders who are registered holders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, Depositary, Information Agent or the Company or, except as set forth in Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

         6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

         7. If you beneficially hold, as of the close of business on November 1, 2002, an aggregate of fewer than 100 Shares and you continue to beneficially own as of the Expiration Date an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price on or prior to the Expiration Date and complete the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered at or below the Purchase Price.

         8. If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company's purchase of a specified number of Shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company's purchase of Shares from all tenders that are so conditioned will be determined by lot. To elect such a condition complete the section below captioned "Conditional Tender."

        If you wish to have us tender any or all of your Shares, please instruct us by completing, executing and returning to us the Instruction Form contained in this letter. An envelope in which to return your instructions to us


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is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form contained in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US
TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 6, 2002, UNLESS THE COMPANY EXTENDS THE OFFER. Shareholders whose certificates evidencing Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as described in Section 3 of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in Section 4 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     As described in Section 1 of the Offer to Purchase, if more than 700,000 Shares are validly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, the Company will purchase properly tendered Shares on the basis set forth below:

        (a) first, all Shares validly tendered and not properly withdrawn on or prior to the Expiration Date by or on behalf of any shareholder who owned beneficially as of the close of business on November 1, 2002, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares who:

               (1) validly tenders all of such Shares at or below the Purchase Price (partial tenders will not qualify for this preference); and

               (2) completes the box captioned "Odd Lots" on the Letter of
                   Transmittal;

        (b) second, all Shares conditionally tendered, for which the condition was satisfied, and all other Shares tendered unconditionally, in each case at prices at or below the Purchase Price, on a pro rata basis, from all other shareholders who properly tender their Shares at prices at or below the Purchase Price (and do not properly withdraw them on or prior to the Expiration Date); and

        (c) third, if necessary, Shares conditionally tendered, for which the condition was not satisfied, at prices at or below the Purchase Price selected by random lot.

     Whether or not you tender all of the Shares you own (whether beneficially or of record), you may condition your tender on the Company purchasing a minimum number of your tendered Shares. In that case, if as a result of the preliminary proration provisions in the Offer to Purchase, the Company would purchase less than the specified minimum number of your Shares, then the Company will not purchase any of your Shares, except as provided in the next sentence. If as a result of conditionally tendered Shares not being purchased, the total number of Shares that would be purchased falls below the aggregate number of Shares to be purchased, the Company will select, by random lot, Shares for purchase from shareholders who conditionally tendered all of their Shares and for which the condition, based on a preliminary proration, has not been satisfied. See Sections 1 and 6 of the Offer to Purchase.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal (and any amendments or supplements thereto), and is being made to all holders of all Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in any such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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                                INSTRUCTION FORM

    INSTRUCTIONS FOR TENDER OF SHARES OF STATE FINANCIAL SERVICES CORPORATION



     The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated November 1, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer"), in connection with the offer by State Financial Services Corporation to purchase up to 700,000 outstanding shares of common stock, par value $0.10 per share (the "Shares"), of the Company, at prices not greater than $16.50 nor less than $14.00 per Share in cash, without interest, as specified by tendering shareholders, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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        Number of Shares to be Tendered: _______________________ Shares*

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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                               CONDITIONAL TENDER
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

Atendering shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] Check here and complete the following if your tender is conditional on the Company purchasing all or a minimum number of your tendered Shares.

Minimum number of Shares that must be purchased if any are purchased is:
_______________ Shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares.

[ ]  The tendered Shares represent all Shares held by the undersigned.

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                                    ODD LOTS
                (SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

To be completed only if the Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on November 1, 2002 and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares.

[ ] By checking this box, the undersigned represents that the undersigned is the beneficial or record owner of, as of the close of business on November 1, 2002, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered.

In addition, the undersigned is tendering the Shares either (check one box):

[ ] at the Purchase Price, as determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[ ] at the price per Share indicated below under "Price (In Dollars) Per Share At Which Shares Are Being Tendered" in this letter.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

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                 PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                               CHECK ONLY ONE BOX

  IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED (EXCEPT AS OTHERWISE
            PROVIDED HEREIN), THERE IS NOT A VALID TENDER OF SHARES.

                       SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] I want to maximize the chance of having State Financial Services Corporation purchase all of the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE SELECTION BOXES BELOW, I hereby tender my Shares at the Purchase Price resulting from the Dutch Auction tender process. I acknowledge that this action will result in me receiving a price per Share that could be as low as $14.00 or as high as $16.50.

                                       OR

                SHARES TENDERED AT PRICE SELECTED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, I hereby tender Shares at the price checked. I acknowledge that this action could result in none of the Shares being purchased if the Purchase Price for Shares is less than the price checked. (Shareholders who wish to tender Shares at more than one price must complete a separate letter for each price at which Shares are tendered.)

[ ]   $14.00            [ ]   $14.75         [ ]   $15.50         [ ]   $16.25
[ ]   $14.25            [ ]   $15.00         [ ]   $15.75         [ ]   $16.50
[ ]   $14.50            [ ]   $15.25         [ ]   $16.00

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THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

    The Board of Directors of the Company has approved the Offer. However, neither the Company nor its Board of Directors makes any recommendation to shareholders whether to tender or refrain from tendering their Shares. Each shareholder must make the decision whether to tender Shares and, if so, how many Shares and at what price or prices Shares should be tendered.

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                                    SIGN HERE


Signature(s)                                      Account Number:
             -------------------------------                     ---------------

Dated:                     , 2002
       -------------------

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                                        ----------------------------------------
                                              Please type or print name(s)

                                        ----------------------------------------
                                          Please type or print address(es) here

                                        ----------------------------------------
                                             Area Code and Telephone Number

                                        ----------------------------------------
                                            Taxpayer Identification or Social
                                                   Security Number(s)

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